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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated December 4, 1997, except for Note 13, for which the date is December 19, 1997, on our audits of the consolidated financial statements and financial statement schedule of IPC Information Systems, Inc. We also consent to the reference to our firm under the caption "Experts."


                                         COOPERS & LYBRAND L.L.P.

New York, New York
February 13, 1998